As filed with the Securities and Exchange Commission on August 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REDWOOD TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, CA  94941

(Address of principal executive offices) (Zip code)

Redwood Trust, Inc. Amended and Restated 2014 Incentive Award Plan

(Full title of the plan)

Christopher J. Abate Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: William J. Cernius Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,000,000 Shares	$16.22	$64,880,000	$8,077.56

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of common stock of Redwood Trust, Inc. (“Common Stock”) which become issuable under the Redwood Trust, Inc. Amended and Restated 2014 Incentive Award Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $16.22, which represents the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on August 7, 2018.

Explanatory Note

By registration statement on Form S-8 (File No. 333-196247) filed with the Securities and Exchange Commission (the “Commission”), Redwood Trust, Inc., a Maryland corporation (the “Company”), previously registered an aggregate of 2,383,956 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance from time to time in connection with the Redwood Trust, Inc. Amended and Restated 2014 Incentive Award Plan (as amended, the “Plan”). Under this registration statement, the Company is registering an additional 4,000,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement is incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 28, 2018;

(2)	Our Proxy Statement for our 2018 Annual Meeting of Stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on March 28, 2018 (solely to the extent specifically incorporated by reference into our Annual Report on 10-K for the year ended December 31, 2017);

(3)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 8, 2018 and August 8, 2018, respectively;

(4)	Our Current Reports on Form 8-K filed on January 25, 2018, May 23, 2018, June 20, 2018, June 25, 2018, July 23, 2018, and July 26, 2018;

(5)	The description of our common stock contained in our registration statement on Form 8-A filed on January 7, 1998; and

(6)	All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information “furnished” to the Commission pursuant to applicable rules and regulations be deemed incorporated herein by reference unless such information expressly provides to the contrary.

Item 8. Exhibits.

4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1, filed on August 6, 2008)

4.1.1	Articles Supplementary of the Registrant, effective August 11, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.1, filed on August 6, 2008)

4.1.2	Articles Supplementary of the Registrant, effective August 14, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 1 0-Q for the quarter ended June 30, 2008, Exhibit 3.1.2, filed on August 6, 2008)

4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.3, filed on August 6, 2008)

4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.4, filed on August 6, 2008)

4.1.5	Articles Supplementary of the Registrant, effective April 10, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 1 0-Q for the quarter ended June 30, 2008, Exhibit 3.1.5, filed on August 6, 2008)

4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.6, filed on August 6, 2008)

4.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)

4.1.8	Articles of Amendment effective May 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011)

4.1.9	Articles of Amendment effective May 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012)

4.1.10	Articles of Amendment effective May 16, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013)

4.2.1	Amended and Restated Bylaws, as adopted on March 5, 2008 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)

4.2.2	First Amendment to Amended and Restated Bylaws, as adopted on May 17, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.2, filed on May 21, 2012)

4.2.3	Second Amendment to Amended and Restated Bylaws, as adopted on May 22, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 23, 2018)

4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)

4.4	Redwood Trust, Inc. Amended and Restated 2014 Incentive Award Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 10.1, filed on May 23, 2018)

5.1	Opinion of Venable LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on August 9, 2018.

REDWOOD TRUST, INC.

By:	/s/ CHRISTOPHER J. ABATE
Name: Christopher J. Abate
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher J. Abate and Andrew P. Stone and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ CHRISTOPHER J. ABATE	Director and Chief Executive Officer	August 9, 2018
Christopher J. Abate	(Principal Executive Officer)

/s/ COLLIN COCHRANE	Chief Financial Officer	August 9, 2018
Collin Cochrane	(Principal Financial Officer)

/s/ LOLA BONDAR	Controller	August 9, 2018
Lola Bondar	(Principal Accounting Officer)

/s/ RICHARD D. BAUM	Director, Chairman of the Board	August 9, 2018
Richard D. Baum

/s/ MARIANN BYERWALTER	Director	August 9, 2018
Mariann Byerwalter

/s/ DOUGLAS B. HANSEN	Director	August 9, 2018
Douglas B. Hansen

/s/ DEBORA D. HORVATH	Director	August 9, 2018
Debora D. Horvath

/s/ GREG H. KUBICEK	Director	August 9, 2018
Greg H. Kubicek

/s/ KAREN R. PALLOTTA	Director	August 9, 2018
Karen R. Pallotta

/s/ JEFFREY T. PERO	Director	August 9, 2018
Jeffrey T. Pero

/s/ GEORGANNE C. PROCTOR	Director	August 9, 2018
Georganne C. Proctor